                                                                     Exhibit 15


                        MORGAN STANLEY DEAN WITTER FUNDS

                               MULTIPLE CLASS PLAN

                             PURSUANT TO RULE 18f-3



     INTRODUCTION

     This plan (the "Plan") is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the "1940 Act"), effective as of July 28, 1997, and amended as of June 22, 1998. The Plan relates to shares of the open-end investment companies to which Morgan Stanley Dean Witter Advisors Inc. acts as investment manager, that are listed on Schedule A, as may be amended from time to time (each, a "Fund" and collectively, the "Funds"). The Funds are distributed pursuant to a system (the "Multiple Class System") in which each class of shares (each, a "Class" and collectively, the "Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I. DISTRIBUTION ARRANGEMENTS

     One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted a Plan of Distribution (the "12b-1 Plan") under which shares of certain Classes are subject to the service and/or distribution fees ("12b-1 fees") described below.

     1. Class A Shares

     Class A shares are offered with a front-end sales load ("FESL"). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund's current prospectus. As stated in each Fund's current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund's current prospectus. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge ("CDSC") on redemptions made within one year of purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 6 below. Class A shares are also subject to payments under each Fund's 12b-1 Plan to reimburse Morgan Stanley Dean Witter Distributors Inc., Dean Witter Reynolds Inc. ("DWR"), its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at an annual rate of up to 0.25% of average daily net assets. The entire amount of the 12b-1 fee represents a service fee within the meaning of National Association of Securities Dealers, Inc. ("NASD") guidelines.

     2. Class B Shares

     Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. Class B shares purchased by certain qualified employer-sponsored benefit plans are subject to a three-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund's current prospectus. With the exception of certain of the Funds which have a different formula described below (Morgan Stanley Dean Witter American Value Fund, Morgan Stanley Dean Witter Natural Resource Development Securities Inc., Morgan Stanley Dean Witter

Strategist Fund and Morgan Stanley Dean Witter Dividend Growth Securities Inc.)1, Class B shares are also subject to a fee under each Fund's respective 12b-1 Plan, assessed at the annual rate of up to 1.0% of either: (a) the lesser of (i) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Fund's inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of the NASD guidelines and the remaining portion of the 12b-1 fee, if any, is characterized as an asset-based sales charge. Also, Class B shares have a conversion feature ("Conversion Feature") under which such shares convert to Class A shares after a certain holding period. Details of the Conversion Feature are set forth in Section IV below.

     3. Class C Shares

     Class C shares are offered without imposition of a FESL, but will in most cases be subject to a CDSC of 1.0% on redemptions made within one year after purchase. Further information relating to the CDSC is set forth in paragraph 6 below. In addition, Class C shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse Morgan Stanley Dean Witter Distributors Inc., DWR, its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 1.0% of the average daily net assets of the Class. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of NASD guidelines. Unlike Class B shares, Class C shares do not have the Conversion Feature.

     4. Class D Shares

     Class D shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as disclosed in each Fund's current prospectus.

     5. Additional Classes of Shares

     The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

     6. Calculation of the CDSC

     Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase


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1 The payments under the 12b-1 Plan for each of Morgan Stanley Dean Witter American Value Fund, Morgan Stanley Dean Witter Natural Resource Development Securities Inc. and Morgan Stanley Dean Witter Dividend Growth Securities Inc. are assessed at the annual rate of 1.0% of the lesser of: (a) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Plan's inception upon which a contingent deferred sales charge has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the 12b-1 Plan for the Morgan Stanley Dean Witter Strategist Fund are assessed at the annual rate of: (i) 1% of the lesser of (a) the average daily aggregate gross sales of the Fund's Class B shares since the effectiveness of the first amendment of the Plan on November 8, 1989 (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the effectiveness of the first amended Plan, upon which a contingent deferred sales charge has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since the effectiveness of the first amended Plan; plus (ii) 0.25% of the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, prior to effectiveness of the first amended Plan.

in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each Fund's prospectus.

II. EXPENSE ALLOCATIONS

     Expenses incurred by a Fund are allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 fees relating to a particular Class are allocated directly to that Class. In addition, other expenses associated with a particular Class (except advisory or custodial fees), may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class and the direct allocation to that Class is approved by the Fund's Board of Directors/Trustees.

III. CLASS DESIGNATION

     All shares of the Funds held prior to July 28, 1997 (other than the shares held by certain employee benefit plans established by DWR and its affiliate, SPS Transaction Services, Inc., shares of Funds offered with a FESL, and shares of Morgan Stanley Dean Witter Balanced Growth Fund and Morgan Stanley Dean Witter Balanced Income Fund) have been designated Class B shares. Shares held prior to July 28, 1997 by such employee benefit plans have been designated Class D shares. Shares held prior to July 28, 1997 of Funds offered with a FESL have been designated Class D shares. In addition, shares of Morgan Stanley Dean Witter American Value Fund purchased prior to April 30, 1984, shares of Morgan Stanley Dean Witter Strategist Fund purchased prior to November 8, 1989 and shares of Morgan Stanley Dean Witter Natural Resource Development Securities Inc. and Morgan Stanley Dean Witter Dividend Growth Securities Inc. purchased prior to July 2, 1984 (with respect to such shares of each Fund, including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as the total number of shares acquired prior to each of the preceding dates in this sentence bears to the total number of shares purchased and owned by the shareholder of that Fund) have been designated Class D shares. Shares of Morgan Stanley Dean Witter Balanced Growth Fund and Morgan Stanley Dean Witter Balanced Income Fund held prior to July 28, 1997 have been designated Class C shares except that shares of Morgan Stanley Dean Witter Balanced Growth Fund and Morgan Stanley Dean Witter Balanced Income Fund held prior to July 28, 1997 that were acquired in exchange for shares of an investment company offered with a CDSC have been designated Class B shares and those that were acquired in exchange for shares of an investment company offered with a FESL have been designated Class A shares.

IV. THE CONVERSION FEATURE

     Class B shares held before May 1, 1997 will convert to Class A shares in May, 2007, except that Class B shares which were purchased before July 28, 1997 by trusts for which Dean Witter Trust FSB ("MSDW Trust") provides discretionary trustee services converted to Class A shares on August 29, 1997 (the CDSC was not applicable to such shares upon the conversion). In all other instances, Class B shares of each Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two Classes on the conversion date, which will be approximately ten (10) years after the date of the original purchase. Conversions will be effected once a month. The 10 year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased, provided that shares originally purchased before May 1, 1997 will convert to Class A shares in May, 2007. Except as set forth below, the conversion of shares purchased on or after May 1, 1997 will take place in the month following the tenth anniversary of the purchase. There will also be converted at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares held by a 401(k) plan or other plan qualified under Section 401(a) of the Internal Revenue Code (the "Code") and for which MSDW Trust serves as Trustee or DWR's Retirement Plan Services serves as recordkeeper pursuant to a written Recordkeeping Services Agreement, all Class B shares will convert to Class A shares on the conversion date of the first shares of a Fund purchased by that plan. In the case of Class B shares previously exchanged for shares of an "Exchange Fund" (as such term is defined in the prospectus of each Fund), the period of time the shares were held in the Exchange Fund (calculated from the last day of the month in which the Exchange Fund shares were acquired) is excluded from the holding period for conversion. If those shares are subsequently re-exchanged for Class B shares of a Fund, the holding period resumes on the last day of the month in which Class B shares are reacquired.

     Effectiveness of the Conversion Feature is subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of counsel to the effect that (i) the conversion of shares does not constitute a taxable event under the Code; (ii) Class A shares received on conversion will have a basis equal to the shareholder's basis in the converted Class B shares immediately prior to the conversion; and (iii) Class A shares received on conversion will have a holding period that includes the holding period of the converted Class B shares. The Conversion Feature may be suspended if the Ruling or opinion is no longer available. In such event, Class B shares would continue to be subject to Class B fees under the applicable Fund's 12b-1 Plan.

V. EXCHANGE PRIVILEGES

     Shares of each Class may be exchanged for shares of the same Class of the other Funds and for shares of certain other investment companies without the imposition of an exchange fee as described in the prospectuses and statements of additional information of the Funds. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund's prospectus.

VI. VOTING

     Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders will have the right to vote on any proposed material increase in Class A's expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class A shareholders. If the amount of expenses, including payments under the Class A 12b-1 Plan, is increased materially without the approval of Class B shareholders, the Fund will establish a new Class A for Class B shareholders whose shares automatically convert on the same terms as applied to Class A before the increase. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

                       MORGAN STANLEY DEAN WITTER FUNDS
                  MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                   SCHEDULE A
                                AT MAY 31, 2000



   1)  Morgan Stanley Dean Witter 21st Century Trend Fund
   2)  Morgan Stanley Dean Witter Aggressive Equity Fund
   3)  Morgan Stanley Dean Witter American Opportunities Fund
   4)  Morgan Stanley Dean Witter Balanced Growth Fund
   5)  Morgan Stanley Dean Witter Balanced Income Fund
   6)  Morgan Stanley Dean Witter California Tax-Free Income Fund
   7)  Morgan Stanley Dean Witter Capital Growth Securities
   8)  Morgan Stanley Dean Witter Competitive Edge Fund, "Best Ideas" Portfolio
   9)  Morgan Stanley Dean Witter Convertible Securities Trust
  10)  Morgan Stanley Dean Witter Developing Growth Securities Trust
  11)  Morgan Stanley Dean Witter Diversified Income Trust
  12)  Morgan Stanley Dean Witter Dividend Growth Securities Inc.
  13)  Morgan Stanley Dean Witter Equity Fund
  14)  Morgan Stanley Dean Witter European Growth Fund Inc.
  15)  Morgan Stanley Dean Witter Federal Securities Trust
  16)  Morgan Stanley Dean Witter Financial Services Trust
  17)  Morgan Stanley Dean Witter Fund of Funds
  18)  Morgan Stanley Dean Witter Global Dividend Growth Securities
  19)  Morgan Stanley Dean Witter Global Utilities Fund
  20)  Morgan Stanley Dean Witter Growth Fund
  21)  Morgan Stanley Dean Witter Health Sciences Trust
  22)  Morgan Stanley Dean Witter High Yield Securities Inc.
  23)  Morgan Stanley Dean Witter Income Builder Fund
  24)  Morgan Stanley Dean Witter Information Fund
  25)  Morgan Stanley Dean Witter Intermediate Income Securities
  26)  Morgan Stanley Dean Witter International Fund
  27)  Morgan Stanley Dean Witter International SmallCap Fund
  28)  Morgan Stanley Dean Witter Japan Fund
  29)  Morgan Stanley Dean Witter Latin American Growth Fund
  30)  Morgan Stanley Dean Witter Managers Focus Fund
  31)  Morgan Stanley Dean Witter Market Leader Trust
  32)  Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities
  33)  Morgan Stanley Dean Witter Mid-Cap Equity Trust
  34)  Morgan Stanley Dean Witter Natural Resource Development Securities Inc.
  35)  Morgan Stanley Dean Witter New Discoveries Fund
  36)  Morgan Stanley Dean Witter New York Tax-Free Income Fund
  37)  Morgan Stanley Dean Witter Next Generation Trust
  38)  Morgan Stanley Dean Witter North American Government Income Trust
  39)  Morgan Stanley Dean Witter Pacific Growth Fund Inc.
  40)  Morgan Stanley Dean Witter Real Estate Fund
  41)  Morgan Stanley Dean Witter Small Cap Growth Fund
  42)  Morgan Stanley Dean Witter Special Value Fund
  43)  Morgan Stanley Dean Witter S&P 500 Index Fund
  44)  Morgan Stanley Dean Witter S&P 500 Select Fund
  45)  Morgan Stanley Dean Witter Strategist Fund
  46)  Morgan Stanley Dean Witter Tax-Exempt Securities Trust
  47)  Morgan Stanley Dean Witter Tax-Managed Growth Fund
  48)  Morgan Stanley Dean Witter Total Market Index Fund
  49)  Morgan Stanley Dean Witter Total Return Trust
  50)  Morgan Stanley Dean Witter U.S. Government Securities Trust
  51)  Morgan Stanley Dean Witter Utilities Fund
  52)  Morgan Stanley Dean Witter Value-Added Market Series
  53)  Morgan Stanley Dean Witter Value Fund
  54)  Morgan Stanley Dean Witter Worldwide High Income Fund
  55)  Morgan Stanley Dean Witter World Wide Income Trust